As filed with the Securities and Exchange Commission on Apri1 3, 2002
File No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVADO BRANDS, INC.
(Exact Name of Issuer as Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	59-2778983 (I.R.S. Employer Identification Number)

Hancock at Washington
Madison, Georgia  30650
(706) 342-4552
(Address and Telephone Number of Issuer's Principal Executive Offices)

 The Hops Grill & Bar, Inc. MP Equity Investment Plan
(Full Title of the Plan)

Mitch Blocher
Vice President, Financial Reporting and Compliance and Assistant Treasurer
Hancock at Washington
Madison, Georgia  30650
(706) 342-4552
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

 Copies to:
Larry D. Ledbetter, Esq.
KILPATRICK STOCKTON LLP
1100 Peachtree Street, N.E., Suite 2800
Atlanta, Georgia 30309-4530
(404) 815-6500
(404) 815-6555 (fax)

 Calculation of Registration Fee

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,000,000 shares(3)	$0.40	$400,000	$36.80

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein (the “Plan”).
(2)   Pursuant to Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, or similar transactions.
(3)   Represents shares registered in addition to the 1,000,000 shares registered on Form S-8 (File No. 333-56138) filed on February 23, 2001.
(4)   Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Avado Brands, Inc. common stock on the OTC Bulletin Board on March 27, 2002.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register additional shares of the registrant's common stock issuable pursuant to The Hops Grill & Bar, Inc. MP Equity Investment Plan (the “Plan”).  Unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the registrant's registration statement relating to the Plan on Form S-8 (File No. 333-56138), and all exhibits thereto, which was previously filed with the Securities and Exchange Commission on February 23, 2001.  On June 25, 2001, the Common Stock of the Registrant was delisted by NASDAQ.  It is now tradable on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers under the symbol “AVDO.”

PART II.         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.          EXHIBITS.

The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                                             Description

23                                                                    Consent of KPMG LLP

24                                                                    Power of Attorney (see signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Georgia, on this 1st day of April, 2002.

Avado Brands, Inc. (Registrant)

By: /s/ Mitch Blocher
Mitch Blocher Vice President, Financial Reporting and Compliance and Assistant Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tom E. DuPree, Jr. and Mitch Blocher and either of them, his or her true and lawful attorney-in-fact with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith,with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Tom E. DuPree, Jr.
Tom E. DuPree, Jr.
Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer), Principal Financial Officer and Principal Accounting Officer
Date: April 1, 2002

/s/ Margaret E. Waldrep
Margaret E. Waldrep
Director
Date: April 1, 2002

/s/ Robert Sroka
Robert Sroka
Director
Date: April 1, 2002

/s/ William V.Lapham
William V. Lapham
Director
Date: April 1, 2002

Emilio Alvarez-Recio
Director
Date:

Jerome A. Atkinson
Director
Date:

Pursuant to the requirements of the Securities Act of 1933, the persons who administer the employee benefit plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on April 1, 2002.

The Hops Grill & Bar, Inc. MP Equity Investment Plan

By: /s/ Katherine Astrurias Katherine Asturias, Administrator

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number                                             Description

 23                                                                    Consent of KPMG LLP

 24                                                                    Power of Attorney (see signature page)